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[LAIDLAW LOGO]

  LAIDLAW INTERNATIONAL, INC. - 55 SHUMAN BLVD. - NAPERVILLE - ILLINOIS - 60563

                                                                    EXHIBIT 32.1

December 1, 2003

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.   20549

Ladies and Gentlemen:

           RE: CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Form 10-K of Laidlaw International, Inc. (the "Company") for the year ended August 31, 2003, as filed with the Securities and Exchange Commission on December 1, 2003 (the "Report"), each of the undersigned officers of the Company certifies, that, to such officer's knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ K. E. Benson
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Name:  Kevin E. Benson
Title: President and Chief Executive Officer

/s/ Douglas A. Carty
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Name:  Douglas A. Carty
Title: Senior Vice-President and Chief Financial Officer